EXHIBIT 23-CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated March 11, 1999, with respect to the consolidated financial statements of Regions Financial Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1998 in the following Registration Statements and in the related Prospectuses:

  Form S-8 No. 2-95291 pertaining to the 1983 Stock Option Plan;
  Form S-8 No. 33-24370 pertaining to the 1988 Stock Option Plan;
  Form S-8 No. 33-40728 pertaining to the 1991 Long-Term Incentive Plan;
  Form S-8 No. 33-58469 pertaining to the Stock Options Assumed in the acquisition of First Community Bancshares, Inc. and the Stock Options Assumed in the acquisition of Union Bank and Trust Company;
  Form S-8 No. 33-58979 pertaining to the 1991 Long-Term Incentive Plan;
  Form S-3 No. 33-59735 pertaining to the registration of $200,000,000
       Subordinated Debt Securities;
  Form S-8 No. 333-05281 pertaining to the Stock Options Assumed in Acquisition of Metro Financial Corporation;
  Form S-8 No. 333-05335 pertaining to the Stock Options Assumed in Combination with First National Bancorp;
  Form S-8 No. 333-10683 pertaining to the Stock Options Assumed in Acquisition of Rockdale Community Bank;
  Form S-8 No. 333-10701 pertaining to the Stock Options Assumed in Acquisition of First Gwinnett Bancshares, Inc.;
  Form S-8 No. 333-21651 pertaining to the Stock Options Assumed in Acquisition of Florida First Bancorp, Inc.;
  Form S-8 No. 333-24265 pertaining to the Regions Financial Corporation Profit
       Sharing Plan;
  Form S-8 No. 333-28089 pertaining to the Stock Options Assumed in Acquisition of West Carroll Bancshares, Inc.;
  Form S-8 No. 333-28091 pertaining to the Stock Options Assumed in Acquisition of First Mercantile National Bank;
  Form S-8 No. 333-29685 pertaining to the Stock Options Assumed in Acquisition of First Bankshares, Inc.;
  Form S-8 No. 333-30643 pertaining to the Stock Options Assumed in Acquisition of The New Iberia Bancorp, Inc.;
  Form S-8 No. 333-43675 pertaining to the Regions Financial Corporation
       Directors' Stock Investment Plan;
  Form S-8 No. 333-43677 pertaining to the Regions Financial Corporation
       Employee Stock Purchase Plan; and
  Form S-8 No. 333-43943 pertaining to the Stock Options Assumed in Acquisition of GF Bancshares, Inc.
  Form S-8 No. 333-49909 pertaining to the Stock Options Assumed in Acquisition of Greenville Financial Corporation
  Form S-8 No. 333-50665 pertaining to the Stock Options Assumed in Acquisition of PALFED, Inc.
  Form S-8 No. 333-53019 pertaining to the Stock Options Assumed in Acquisition of First State Corporation

  Form S-8 No. 333-53021 pertaining to the Stock Options Assumed in Acquisition of First United Bancorporation
  Form S-8 No. 333-60497 pertaining to the Stock Options Assumed in Acquisition of First Commercial Corporation
  Form S-8 No. 333-69759 pertaining to the Stock Options Assumed in Acquisition of First Community Banking Services, Inc.
  Form S-3 No. 333-70421 pertaining to Shares Issued in Acquisition of EFC
       Holdings Corporation
  Form S-8 No. 333-72161 pertaining to the Stock Options Assumed in Acquisition of Bullsboro BancShares, Inc.
  Form S-8 No. 333-72165 pertaining to the Stock Options Assumed in Acquisition of Meigs County Bancshares, Inc.
  Form S-8 No. 333-72389 pertaining to the Stock Options and Warrants Assumed in the Acquisition of VB&T Bancshares Corp.


/s/ Ernst & Young LLP
Birmingham, Alabama
March 26, 1999